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                                                                      EXHIBIT 11


                           COMVERSE TECHNOLOGY, INC.

                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)




                                                             YEAR ENDED
                                                             DECEMBER 31,
                                                         1994 (1)     1995

Primary earnings per share:

  Net income                                               $12,098   $17,050
                                                           =======   =======

Weighted average number of outstanding common shares        20,933    21,122
Additional shares assuming exercise of stock options           935     1,480
                                                           -------   -------
Weighted average number of outstanding common
   and common equivalent shares                             21,868    22,602
                                                           =======   =======

Primary earnings per share                                 $  0.55   $  0.75
                                                           =======   =======

Fully diluted earnings per share:

  Net income                                                         $17,050
                                                                     =======


Weighted average number of outstanding common shares                  21,122
Additional shares assuming exercise of stock options                   1,587
                                                                     -------
Weighted average number of outstanding common shares
  assuming full dilution                                              22,709
                                                                     =======

Fully diluted earnings per share                                     $  0.75
                                                                     =======


(1) Fully diluted earnings per share for the year ended December 31, 1994 were antidilutive and are omitted.